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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                             GUARANTEE AND AGREEMENT

                            Dated as of June 6, 2006

          GUARANTEE AND AGREEMENT, dated as of June 6, 2006 (this "Agreement"), among POLYONE CORPORATION, an Ohio corporation, as guarantor (the "Guarantor"), CITICORP USA, INC., as beneficiary ("Citicorp"), KEYBANK NATIONAL ASSOCIATION, as beneficiary ("KeyBank"), NATIONAL CITY BANK, as beneficiary ("National City"; and together with Citicorp and KeyBank, the "Beneficiaries"), and CITICORP USA, INC., as administrative agent (the "Agent") for the Beneficiaries.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is in control of, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

          "Agent" has the meaning specified in the preamble hereto.

          "Agreement" has the meaning specified in the preamble hereto.

          "Amended and Restated Credit Agreement" means the Amended and Restated Credit Agreement, dated as of May 6, 2003, among the Guarantor, the banks, institutional lenders and other financial institutions parties thereto and the Agent, as amended.

          "Beneficiaries" has the meaning specified in the preamble hereto.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City.

          "Certification Date" has the meaning specified in Section 5.01(g)(iv).

          "Change of Control" has the meaning specified in the Receivables Purchase Agreement.

          "Citicorp" has the meaning specified in the preamble hereto

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Trustee for the benefit of the Secured Parties.

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          "Collateral Documents" means the Security Agreement, the Collateral
     Trust Agreement, the Intercreditor Agreement and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

          "Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of January 25, 2002, between the Guarantor and the Collateral Trustee or its predecessor, as corporate trustee, and Angelita Pena, an individual residing in the State of New Jersey, or her predecessor, in each case not in an individual capacity but as individual trustee, as amended.

          "Collateral Trustee" has the meaning specified in the Collateral Trust Agreement.

          "Confidential Information" means the information that the Guarantor furnishes to the Agent or any Beneficiary in a writing designated as confidential or otherwise on a confidential basis if such information otherwise furnished is reduced to a writing designated as confidential within 30 days of the initial disclosure thereof to the Agent or any Beneficiary, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Beneficiary of its obligations hereunder or that is or becomes available to the Agent or such Beneficiary from a source other than the Guarantor or any consultant employed by the Agent to provide technical advice that is not, to the best of the Agent's or such Beneficiary's knowledge, acting in violation of a confidentiality agreement with the Guarantor.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all Capital, Yield and Reimbursement Obligations (each as defined in the Receivables Purchase Agreement) under the Receivables Financing, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit and (h) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to in effect guarantee, any Debt of others of the kinds referred to in clauses (a) through (g) above through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss or (3) otherwise to assure a creditor against loss.

          "Debt Coverage Limit" means, as of any date, the lesser of (a) the product of (i) (1 divided by 1.50) and (ii) the Loan Value of the aggregate amount of Eligible Inventory at such date and (b) the product of (i) (1 divided by 1.50) and (ii) the Indenture Limit.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


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          "Disclosed Litigation" has the meaning specified in Section 3.01(b).

          "Dollars" and the "$" sign each means lawful currency of the United States of America.

          "Dollar Equivalent" of any amount on any date means the equivalent in Dollars of such amount determined by using the WM/Reuters Closing Spot Rate on such date as is required pursuant to the terms of this Agreement or, if the WM/Reuters Closing Spot Rate is not available, the Agent shall request the Beneficiaries to provide the Agent with their respective rates of exchange which are offered by the principal office of each of the Beneficiaries in New York, New York at approximately 11:00 a.m. (New York time) for such date and calculate the rate of exchange using the average of such quotations (or, if fewer than all the Beneficiaries provide such quotations, the average of the quotations received).

          "Effective Date" has the meaning specified in Section 3.01.

          "Eligibility Reserve" means, effective as of three Business Days after the date of written notice of any determination thereof to the Borrower by the Agent, such amounts as the Agent, in its reasonable discretion, may from time to time establish against the gross amounts of Eligible Inventory to reflect risks or contingencies arising after the Effective Date that may affect any one or more class of Eligible Inventory and that have not already been taken into account in the calculation of the Debt Coverage Limit.

          "Eligible Inventory" means the Inventory of the Guarantor (other than any Inventory that has been consigned by the Guarantor), including raw materials, finished goods, parts and supplies (a) that are owned solely by the Guarantor, (b) with respect to which the Agent has a valid, perfected and enforceable first-priority Lien, (c) with respect to which each representation or warranty contained in any Transaction Document is true,
     (d) that is not, in the Agent's reasonable discretion, obsolete or unmerchantable, (e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Person pursuant to a trademark owned by such Person or a license (whether written or oral) granted to such Person) the Agent would have rights under such trademark or license pursuant to the Security Agreement or other agreement satisfactory to the Agent to sell such Inventory in connection with a liquidation thereof and (f) that the Agent deems to be Eligible Inventory based on such credit and collateral considerations as the Agent may, in its reasonable discretion in accordance with its customary business practice and regular criteria, deem appropriate. No Inventory shall be Eligible Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resalable in the normal course of business, (ii) goods to be returned to suppliers, (iii) goods in transit outside of the United States, (iv) goods the title to which remains in the seller thereof, (v) promotional, marketing, packaging or shipping materials and supplies, (vi) goods consisting of work in process, (vii) goods in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Trustee for the benefit of the Secured Parties securing the Secured Obligations, or (viii) goods located, stored, used or held at the premises of a third party unless (A)(1) the Agent shall have received a copy of a collateral access agreement satisfying the requirements set forth in Section 7(b) of the Security Agreement executed by such third party or (2) in the case of Inventory located at a leased premises after the date that is sixty (60) days after the Effective Date, an Eligibility Reserve satisfactory to the Agent shall have been established with respect thereto and (B) an appropriate UCC 1 financing statement shall have been prepared and properly filed.


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          "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment or Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Events of Default" has the meaning specified in Section 6.01.

          "GAAP" has the meaning specified in Section 1.03.

          "Guaranteed Obligations" has the meaning specified in Section 2.01.

          "Guarantor" has the meaning specified in the preamble hereto.

          "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic" or words of similar import under any federal, state, local or foreign statute, law ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Indenture Limit" means (a) the maximum amount permitted under the Guarantor's public debt indentures that may be outstanding as secured obligations without requiring the Guarantor to equally and ratably secure the Guarantor's public debt multiplied by (b) 95% minus (c) all then outstanding secured obligations of the Guarantor and its Subsidiaries (other than the aggregate amount of obligations then outstanding under the Subject Agreements) that are subject to such public debt indentures' limitations on secured obligations.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of May 6, 2003, among the Guarantor, the Collateral Trustee, the Agent and the other parties thereto, as amended.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.


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          "Inventory" means all Inventory referred to in Section 1 of the
     Security Agreement.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Value" means, with respect to any Eligible Inventory, an amount which is equal to the product of (i) 85% multiplied by (ii) the Net Orderly Liquidation Value of such Eligible Inventory.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, prospects, material obligations or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, prospects, material obligations or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Collateral Trustee, the Agent or any Beneficiary under this Agreement or any other Transaction Document or (c) the ability of the Guarantor to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

          "National City" has the meaning specified in the preamble hereto.

          "Net Orderly Liquidation Value" means the orderly liquidation value, on an as-is-where-is basis, net of costs and expenses incurred in connection with liquidation, of Inventory expressed as a Dollar amount, which amount shall be determined by reference to the most recent third-party appraisal of such Inventory received by the Agent.

          "Obligor" means any Person which incurs any obligation or liability in favor of any Beneficiary or any Affiliate of such Beneficiary pursuant to any Subject Agreement.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "PolyOne Funding" means PolyOne Funding Corporation, a Delaware corporation.

          "Receivables Financing" means, collectively, the transactions contemplated by the Amended and Restated Receivables Purchase Agreement dated as of July 26, 2005 (the "Receivables Purchase Agreement"), among PolyOne Funding, as seller, the Guarantor, as seller and as servicer, the banks and other financial institutions party thereto, as purchasers, Citicorp USA, Inc., as agent, and National City Business Credit, Inc., as syndication agent, and the Transaction Documents (as defined in such Receivables Purchase Agreement).

          "Required Beneficiary" means Citigroup.

          "Secured Obligations" has the meaning specified in the Collateral Trust Agreement.

          "Secured Parties" has the meaning specified in the Collateral Trust Agreement.


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          "Security Agreement" means the Amended and Restated Security
     Agreement, dated as of May 6, 2003, from the Guarantor to the Collateral Trustee or its predecessor, as corporate trustee, and Angelita Pena, an individual residing in the State of New Jersey, or her predecessor, in each case not in an individual capacity but as individual trustee, as amended.

          "Subject Agreements" means all agreements and other documents relating to any treasury management services provided by any of the Beneficiaries and any of its Affiliates to the Guarantor or any of its Subsidiaries, all agreements evidencing any other obligations of the Guarantor or any of its Subsidiaries owing to any of the Beneficiaries or any of its Affiliates including, without limitation, all letters of credit issued by any of the Beneficiaries or any of its Affiliates for the benefit of the Guarantor or any of its Subsidiaries, all Hedge Agreements and Capitalized Leases entered into with the Guarantor or any of its Subsidiaries by any of the Beneficiaries or any of its Affiliates, and each agreement or instrument delivered by the Guarantor or any of its Subsidiaries pursuant to any of the foregoing, as the same may be amended from time to time in accordance with the provisions thereof, provided that "Subject Agreements" shall not include (i) any agreement or other document evidencing Debt of the type described in clause (f) of the definition of "Debt" or (ii) or any agreement or document which would otherwise be included in this definition of "Subject Agreements" the obligations under which are secured by cash collateral, or the breach of which would permit the applicable creditor to draw under a letter of credit issued by a creditworthy financial institution under terms reasonably acceptable to such creditor, so long as such cash collateral continues to secure such obligations or such letter of credit remains available to be drawn by such creditor.

          "Subsidiary" means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or the equivalent ownership or controlling interest, in either case having ordinary voting power to elect a majority of the board of directors, managers or trustees thereof (irrespective of whether at the time capital stock (or other evidence of ownership) of any other class or classes of such entity shall or might have the voting power upon the occurrence of any contingency) or
     (b) the beneficial interest in such trust or estate is at the time owned or controlled directly or indirectly, by the Guarantor, by the Guarantor and one or more of its other Subsidiaries or by one or more of the Guarantor's other Subsidiaries.

          "Termination Date" has the meaning specified in Section 8.12.

          "Transaction Documents" means (a) this Agreement, (b) the Collateral Documents and (c) the Subject Agreements.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as in effect December 31, 2005, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


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                                   ARTICLE II

                                    GUARANTEE

          SECTION 2.01. Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably, under any and all circumstances, guarantees to each Beneficiary and its successors, transferees and assigns the due and punctual payment and performance by each other Obligor of all of the obligations and liabilities of each other Obligor now or hereafter existing under or in respect of the Subject Agreements, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (the "Guaranteed Obligations"). The Guarantor further agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any Beneficiary in enforcing any rights under any Transaction Document. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Guarantor to the Agent or any Beneficiary under or in respect of this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any other Obligor.

          SECTION 2.02. Guarantee Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid or performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Beneficiary with respect thereto. The obligations of the Guarantor under or in respect of this Agreement are independent of any other obligations and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Guarantor or whether the Guarantor is joined in any such action or actions. The liability of the Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and, to the extent permitted by applicable law, the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Subject Agreement or any agreement or instrument relating hereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Obligor under or in respect of any Subject Agreement, or any other amendment or waiver of or any consent to departure from any Subject Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of the Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of the Collateral or any other collateral for all or any of the Guaranteed Obligations or any other obligations of any Obligor under the Subject Agreements or any other assets of any Obligor;


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          (e) any change, restructuring or termination of the corporate structure or existence of any Obligor;

          (f) any failure of the Agent or any Beneficiary to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to the Agent or such Beneficiary (the Guarantor waiving any duty on the part of the Agent and the Beneficiaries to disclose such information);

          (g) the failure of any other Person to execute or deliver any other guarantee or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Beneficiary or any other Person upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, all as though such payment had not been made.

          SECTION 2.03. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and any requirement that the Agent or any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Guarantor or any other Person or any Collateral. The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (b) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Beneficiary that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any other Obligor, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

          (c) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Beneficiary to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor or any of its Subsidiaries now or hereafter known by the Agent or such Beneficiary.

          (d) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the guarantee arrangements contemplated by this Agreement and that the waivers set forth in Section 2.02 and this Section 2.03 are knowingly made in contemplation of such benefits.

          SECTION 2.04. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of the


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obligations under or in respect of this Agreement or any Subject Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Beneficiary against any other Obligor or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full and performed in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Agent and the Beneficiaries, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Subject Agreements, or to be held as collateral for any obligations or other amounts payable under this Agreement thereafter arising. If (i) the Guarantor shall make payment to the Agent of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Beneficiaries will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Agreement.

          SECTION 2.05. Continuing Agreement; Assignments. The guarantee in this
Article II is a continuing guarantee and shall (a) remain in full force and effect until the later of (i) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Agreement and
(ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Beneficiaries and their successors, transferees and assigns. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Required Beneficiary.

          SECTION 2.06. Fees. The Guarantor shall pay to the Agent for its own account such fees as may from time to time be agreed between the Guarantor and the Agent.

          SECTION 2.07. Taxes. (a) Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Beneficiary and the Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Beneficiary or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Beneficiary, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Beneficiary's office referred to in Section
8.02 or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Beneficiary or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.07) such Beneficiary or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

          (c) The Guarantor will indemnify each Beneficiary and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.07) paid by such Beneficiary or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Beneficiary or the Agent (as the case may be) makes written demand therefor in reasonable detail.

          (d) Within 30 days after the date of any payment of Taxes, the Guarantor will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or by or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                                   ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

          SECTION 3.01. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) There shall have occurred no Material Adverse Change since December 31, 2005.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Guarantor or any of its Subsidiaries pending or, to its or their knowledge, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Guarantor or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto that could reasonably be expected to have a Material Adverse Effect.

          (c) The Beneficiaries shall have been given such access to the management, records, books of account, contracts and properties of the Guarantor and its Subsidiaries as they shall have reasonably requested.

          (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Beneficiaries) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Beneficiaries that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (e) The Guarantor shall have notified each Beneficiary and the Agent in writing as to the proposed Effective Date.

          (f) The Guarantor shall have paid all invoiced accrued fees and expenses of the Agent and the Beneficiaries (including the invoiced accrued reasonable fees and expenses of counsel to the Agent).

          (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Beneficiary a certificate signed by a duly authorized officer of the Guarantor, dated the Effective Date, stating that:

               (i) The representations and warranties contained in Section 4.01 and in each other Transaction Document to which it is a party are correct on and as of the Effective Date, and

               (ii) No event has occurred and is continuing that constitutes a Default.

          (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and in sufficient copies for each Beneficiary:

               (i) An amendment and restatement of the Security Agreement, in substantially the form of Exhibit A hereto, duly executed by the parties thereto, together with:

                    (A) acknowledgment copies of proper financing statements,
               duly filed on or before such day under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                    (B) completed requests for information, dated on or before such day, listing the financing statements referred to in clause
               (A) above and all other effective financing statements filed in the jurisdictions referred to in clause (A) above that name the Guarantor as debtor, together with copies of such other financing statements,

                    (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement and that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements) that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

               (ii) Evidence of the insurance required by the terms of the Collateral Documents,

               (iii) An amendment and restatement of the Collateral Trust Agreement, in substantially the form of Exhibit B hereto, duly executed by the parties thereto.

               (iv) An amendment and restatement of the Intercreditor Agreement, in substantially the form of Exhibit C hereto, duly executed by the parties thereto.

               (v) Certified copies of the resolutions of the Board of Directors of the Guarantor authorizing this Agreement and each other Transaction Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and each other Transaction Document to which it is a party.

               (vi) A certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign this Agreement and each other Transaction Document to which it is a party and the other documents to be delivered hereunder.

               (vii) A favorable opinion of counsel of the Guarantor, substantially in the form of Exhibit D hereto and as to such other matters as Citibank through the Agent may reasonably request.

          SECTION 3.02. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Beneficiary shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Beneficiaries unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Beneficiary prior to the proposed Effective Date, as notified by the Guarantor to the Beneficiaries, specifying its objection thereto. The Agent shall promptly notify the Beneficiaries of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Guarantor. The Guarantor represents and warrants as follows:

          (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Guarantor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Guarantor's charter or code of regulations, (ii) violate any applicable law, rule, regulation, order, writ judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any Guaranteed Obligation of the Guarantor under, or result in or require the creation of any Lien upon any property of the Guarantor pursuant to the terms of any agreement or instrument binding on or affecting the Guarantor or any of its properties other than in favor of the Collateral Trustee for the benefit of the Secured Parties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Guarantor of this Agreement or the other Transaction Documents to which it is a party. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Trustee for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Guaranteed Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Guarantor is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Collateral Documents.

          (d) This Agreement has been, and each of the other Transaction Documents to which it is a party when delivered hereunder will have been, duly executed and delivered by the Guarantor. This Agreement is, and each of the other Transaction Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

          (e) The Consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, copies of which have been furnished to each Beneficiary, fairly present the Consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the Consolidated results of the operations of the Guarantor and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

               (i) Since December 31, 2005, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

          (f) To the best of the Guarantor's knowledge, there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or, if adversely determined, could reasonably be expected to result in a Material Adverse Change or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status, or financial effect on the Guarantor or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

          (g) The Guarantor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

          (h) The Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (i) The Guarantor is, individually and together with its Subsidiaries, Solvent. "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                    ARTICLE V

                           COVENANTS OF THE GUARANTOR

          SECTION 5.01. Affirmative Covenants. So long as any Guaranteed Obligation shall remain unpaid or unperformed, the Guarantor will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Subsidiary operates; provided, however, that the Guarantor and its Subsidiaries may self-insure to the same extent as is consistent with past practice and to the extent consistent with prudent business practice.

          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Guarantor nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Guarantor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Guarantor, such Subsidiary or the Beneficiaries.

          (e) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (g) Reporting Requirements. Furnish to the Beneficiaries:

               (i) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, financial information regarding the Guarantor and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures contained in the Projections, together with a certificate of the chief financial officer or treasurer of the Guarantor (a) that such financial statements fairly presenting the Consolidated financial position of the Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments), (y) as to compliance with the terms of this Agreement and (z) setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statement to GAAP;

               (ii) within 95 days after the end of each fiscal year, financial information regarding the Guarantor and its Subsidiaries consisting of Consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Guarantor and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of such Consolidated financial statements, without qualification, including, but not limited to, as to the scope of the audit or as to the Guarantor being a going concern by the Guarantor's independent public accountants, together with the report of such accounting firm stating that (A) such financial statements fairly present the Consolidated financial position of the Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Guarantor's independent public accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (B) the examination by the Guarantor's independent public accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Guarantor and its Subsidiaries such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof; provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statement to GAAP;

               (iii) as soon as possible and in any event within five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of an officer of the Guarantor having knowledge of or responsibility for such matters setting forth details of such Default and the action that the Guarantor has taken and proposes to take with respect thereto;

               (iv) as soon as possible and in any event within 15 days after the end of each month, a certificate of a duly authorized officer of the Guarantor (A) setting forth in reasonable detail (1) the aggregate Dollar or Dollar Equivalent amount of obligations outstanding under the Subject Agreements as of the last day of such month (each such date, a "Certification Date"), (2) the aggregate Dollar amount of Eligible Inventory as of such Certification Date and (3) the calculations necessary to demonstrate that the aggregate Dollar or Dollar Equivalent amount of the obligations outstanding under the Subject Agreements is below the Debt Coverage Limit as of such Certification Date, and (B) stating that the representations and warranties contained in Section 4.01 and in each other Transaction Document to which it is a party are correct on and as of such Certification Date, and no event has occurred and is continuing that constitutes a Default.

               (v) promptly after the sending or filing thereof, the Guarantor shall send the Agent copies of (A) all reports the Guarantor sends to its security holders generally, (B) all reports and registration statements that the Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (C) all press releases and (D) all other statements concerning material changes or developments in the business of the Guarantor made available by the Guarantor or any of its Subsidiaries to the public or any other creditor.

               (vi) promptly after the commencement thereof, notice of the commencement and nature of all actions and proceedings before any court, governmental agency or arbitrator affecting the Guarantor or any of its Subsidiaries of the type described in Section 4.01(f); and

               (vii) such other information respecting the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries as any Beneficiary through the Agent may from time to time reasonably request.

          (h) Further Assurances. Promptly upon request by the Agent, or any Beneficiary through the Agent:

               (i) correct any material defect or error that may be discovered in any Transaction Document or in the execution, acknowledgment, filing or recordation thereof; and

               (ii) do, execute, acknowledge, deliver, file and re-file any and all such further acts, pledge agreements, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Beneficiary through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Transaction Documents, (B) to the fullest extent permitted by applicable law, subject the Guarantor's or any of the other Obligors' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Beneficiaries the rights granted or now or hereafter intended to be granted to the Beneficiaries under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Guarantor or any of the other Obligors is or is to be a party, and cause each of the other Obligors to do so.

          (i) Debt Coverage Limit. If, at any Certification Date, the aggregate amount of the obligations outstanding under the Subject Agreements (based in respect of any currency other than Dollars by reference to the Dollar Equivalent thereof determined on such date) exceeds the Debt Coverage Limit, the Guarantor will promptly and in any event within 5 Business Days of such Certification Date, either:

               (i) deliver to the Agent a letter of credit for the benefit of the Beneficiaries issued by a financial institution, and in form and substance, reasonably acceptable to the Agent, provided such letter of credit shall (A) have an available amount equal to or greater than the amount by which the Debt Coverage Limit has been so exceeded, (B) provide for a drawing upon such available amount by the Agent only upon the occurrence of any Event of Default described in Section 6.01(a) and Section 6.01(e) and (C) be promptly returned by the Agent to its issuer, upon the Guarantor's request and at the Guarantor's sole expense, if the aggregate amount of Guaranteed Obligations thereafter remains below the Debt Coverage Limit for three consecutive Certification Dates, provided further that the aggregate amount of the obligations outstanding under the Subject Agreements shall be deemed to be reduced, only for the purpose of calculating pursuant to Section 5.01(i) whether the Debt Coverage Limit has been exceeded, by the available amount of such letter of credit so long as such amount remains available for the Agent to draw upon;

               (ii) deposit with or deliver to the Agent cash or deposit account balances for the benefit of the Beneficiaries, as collateral for the Guaranteed Obligations, in an available amount equal to or greater than the amount by which the Debt Coverage Limit has been so exceeded, and pursuant to documentation in form and substance satisfactory to the Agent, provided (A) to the extent the amount by which the Debt Coverage Limit has been so exceeded is thereafter reduced, the Agent shall return such cash or deposit account balances in the amount by which such cash or deposit amount balances exceed the amount by which the Debt Coverage Limit is then exceeded, upon the Guarantor's request and at the Guarantor's sole expense, and (B) that the aggregate amount of the obligations outstanding under the Subject Agreements shall be deemed to be reduced, only for the purpose of calculating pursuant to
          Section 5.01(i) whether the Debt Coverage Limit has been exceeded, by the aggregate amount of such cash or deposit account balances which then remains available for the Agent to draw upon; or

               (iii) reduce, or cause to be reduced, the aggregate amount of the obligations outstanding under the Subject Agreements by an amount equal to or greater than the amount by which the Debt Coverage Limit has been so exceeded.

          (j) Leased Warehouse Access. No later than the date which is 60 days after the Effective Date, the Guarantor shall use commercially reasonable efforts to deliver a collateral access agreement satisfying the requirements set forth in Section 7(b) of the Security Agreement, in form and substance reasonably satisfactory to the Agent and duly executed by the lessor, warehouseman, bailee or agent, as applicable, of such leased facility on Schedule II to the Security Agreement as reasonably requested by the Agent.

          SECTION 5.02. Negative Covenants. So long as any Guaranteed Obligation shall remain unpaid or unperformed, the Guarantor will not:

          (a) Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries (other than PolyOne Funding) to assign, any right to receive income, except for the following:

               (i) Liens created by, pursuant to, arising under or relating to any Transaction Document or the Receivables Financing,

               (ii) Liens existing on the Effective Date; provided, however, that such Liens shall not be permitted with respect to any Collateral unless such Liens arose under, were created by or were incurred pursuant to any Transaction Document, and

               (iii) statutory Liens and other liens created in the ordinary course of business.

          (b) Transactions with Affiliates. Except as otherwise contemplated by this Agreement, any other Transaction Document or the Receivables Purchase
     Agreement: make any Investment in an Affiliate of the Guarantor that is not a Subsidiary of the Guarantor; (ii) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Guarantor that is not a Subsidiary of the Guarantor; (iii) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Guarantor that is not a Subsidiary of the Guarantor; or (iv) prepay any indebtedness to any Affiliate of the Guarantor that is not a Subsidiary of the Guarantor.

          (c) Mergers, Etc. Enter into a transaction of consolidation or merger with any Person unless (i) before and after giving effect on a pro forma basis to such consolidation or merger, no event shall have occurred and be continuing, or would result from such consolidation or merger, that constitutes a Default and (ii) either (A) the Guarantor shall survive such consolidation or merger or (B) such other corporation or entity formed by such consolidation or into which the Guarantor shall be merged shall assume, in a writing on terms reasonably satisfactory to the Required Beneficiary and the Agent, all of the Guarantor's rights, obligations and liabilities under the Transaction Documents to which it is a party and all the other instruments or documents delivered or to be delivered thereunder.

          SECTION 5.03. Financial Covenant. So long as any Guaranteed Obligation shall remain unpaid or unperformed, the Guarantor will cause, and cause its Subsidiaries to cause, the aggregate amount of the obligations outstanding under the Subject Agreements to remain at all times below the Debt Coverage Limit.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Guarantor shall fail to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for 3 days; or

          (b) Any representation or warranty made or deemed made by the Guarantor or any of its Subsidiaries (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or in any certificate delivered by the Guarantor pursuant to
     Section 5.01(g)(iv) or any other written report, certificate or information delivered by or on behalf of the Guarantor or any of its Subsidiaries (or any of their respective officers) pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made or delivered; or

          (c) (i) The Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), 5.01(g)(iv), 5.02 or
     5.03 or (ii) the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 3 Business Days after the earlier of (A) the date on which a the date on which any officer of the Guarantor becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Guarantor by the Agent or any Beneficiary; or

          (d) The Guarantor shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal or notional amount of at least $15,000,000 in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Guarantor shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Since December 31, 2005, there shall have been any Material Adverse Change (other than to the extent expressly set forth on Schedule 6.01(f) or disclosed in any public filing prior to the Effective Date with the Securities and Exchange Commission); or

          (g) A Change of Control shall occur;

          (h) Any provision of any Transaction Document to which the Guarantor is a party shall for any reason (other than by a termination of such Transaction Document in accordance with its terms) cease to be a legal, valid and binding obligation of the Guarantor, or the Guarantor shall so state in writing; or

          (i) Any Collateral Document or financing statement after execution and delivery thereof shall for any reason (other than pursuant to the terms thereof or as otherwise permitted by the Transaction Documents) cease to create a valid and perfection first priority lien on and security interest in the Collateral purported to be covered thereby;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Beneficiary, by notice to the Guarantor, direct the Collateral Trustee to exercise the remedies set forth in Section 12 of the Security Agreement.

                                   ARTICLE VII

                                    THE AGENT

          SECTION 7.01. Authorization and Action. Each Beneficiary hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of any Guaranteed Obligation), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Beneficiary, and such instructions shall be binding upon all Beneficiaries; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Beneficiary prompt notice of (i) each notice given to it by the Guarantor pursuant to the terms of this Agreement, (ii) the execution by the Agent of any amendment to or waiver or consent under this Agreement pursuant to
Section 8.01 and (iii) the execution by the Agent of an acknowledgement of the termination of this Agreement pursuant to Section 8.12.

          SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat a Beneficiary or its Affiliate party to a Subject Agreement as the holder of the Guaranteed Obligations resulting therefrom until the Agent receives notice from such Beneficiary; (ii) may consult with legal counsel (including counsel for the

Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Beneficiary and shall not be responsible to any Beneficiary for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Guarantor or to inspect the property (including the books and records) of the Guarantor; (v) shall not be responsible to any Beneficiary for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citicorp and Affiliates. Citicorp shall have the same rights and powers under this Agreement as any other Beneficiary and may exercise the same as though it were not the Agent; and the term "Beneficiary" or "Beneficiaries" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Guarantor, any of its Subsidiaries and any Person who may do business with or own securities of the Guarantor or any such Subsidiary, all as if Citicorp were not the Agent and without any duty to account therefor to the Beneficiaries.

          SECTION 7.04. Beneficiary Credit Decision. Each Beneficiary acknowledges that it has, independently and without reliance upon the Agent or any other Beneficiary, decided to enter into this Agreement. Each Beneficiary also acknowledges that it will, independently and without reliance upon the Agent or any other Beneficiary and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. (a) The Beneficiaries agree to indemnify the Agent (to the extent not reimbursed by the Guarantor), ratably according to the respective principal amounts of the Guaranteed Obligations then owed to each of them, from and against any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Beneficiary shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Beneficiary agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Guarantor. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Beneficiary or a third party.

          (b) The failure of any Beneficiary to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Beneficiaries to the Agent as provided herein shall not relieve any other Beneficiary of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Beneficiary shall be responsible for the failure of any other Beneficiary to reimburse the Agent for such other Beneficiary's ratable share of such amount. Without prejudice to the survival of any other agreement of any Beneficiary hereunder, the obligations of each Beneficiary contained in this Section 7.05 shall survive the payment and performance in full of the Guaranteed Obligations.

          SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Beneficiaries and the Guarantor. Upon any such resignation, the Required Beneficiary shall have the right to appoint a successor Agent, which successor Agent, so long as no Default has occurred and is continuing, shall be approved by the Guarantor, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Beneficiary in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Beneficiaries, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Beneficiary required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Transaction Document.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Guarantor, at the address of the Guarantor at 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Treasurer; if to any Beneficiary, at its address specified opposite its name on Schedule I hereto; and if to the Agent, at its address at 388 Greenwich Street, 21st Floor, New York, New York 10013, Attention: Daniel Gouger; or, as to the Guarantor or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Guarantor and the Agent. All such notices and communications shall be effective when received. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Beneficiary or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) The Guarantor agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Guarantor further agrees to pay on demand all costs and expenses of the Agent and the Beneficiaries, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Beneficiary in connection with the enforcement of rights under this Section 8.04(a).

          (b) The Guarantor agrees to indemnify and hold harmless the Agent and each Beneficiary and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement or any of the transactions contemplated herein or (ii) the actual or alleged presence of Hazardous Materials on any property of the Guarantor or any of its Subsidiaries or any Environmental Action relating in any way to the Guarantor or any of its Subsidiaries, in each case of such an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Guarantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. The Guarantor also agrees not to assert any claim against the Agent, any Beneficiary, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special or indirect damages arising out of or otherwise relating to this Agreement or any of the transactions contemplated herein.

          (c) Each Indemnified Party shall, promptly after becoming aware of any actual or threatened action or claim against such Indemnified Party in respect of which indemnification may be sought against the Guarantor pursuant to this
Section 8.04(b), notify the Guarantor in writing of such action or claim. In case any such action shall be brought against any Indemnified Party and such Indemnified Party shall notify the Guarantor of the commencement thereof, the Guarantor may participate therein or assume the defense thereof and after notice from the Guarantor to such Indemnified Party of an election so to assume the defense thereof, such Indemnified Party shall cooperate fully, completely and promptly in the defense thereof, including without limitation, the settlement of outstanding claims, and the Guarantor will not be liable to such Indemnified Party under this Section 8.04(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation incurred with the consent of the Guarantor, which consent shall not be unreasonably withheld or delayed; provided, however, that unless and until the Guarantor so assumes the defense of any such action, the Guarantor shall have the right to participate at its own expense in the defense of any such action to which it is a party. If the Guarantor shall not have so assumed the defense of any such action or if any Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Guarantor (in which case the Guarantor shall not have the right to direct the defense of such action on behalf of such Indemnified Party), legal and other expenses incurred by such Indemnified Party shall be borne by the

Guarantor; provided that the Guarantor shall be liable only for the expenses of a single legal counsel for all Indemnified Parties in connection with any single action. Notwithstanding the foregoing, the Guarantor shall not be liable for any settlement of any action or claim effected without its consent.

          (d) The Guarantor will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not an Indemnified Party is a party to such claim, action, suit or proceeding) without the prior written consent of the Agent, unless such settlement, compromise or consent includes an unconditional release of the Agent and each Indemnified Party from all liability arising from such claim, action, suit or proceeding.

          (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in Sections 2.07 and 8.04 shall survive the payment and performance in full of the Guaranteed Obligations.

          SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to exercise remedies pursuant to the provisions of Section 6.01, each Beneficiary and each of its Affiliates is hereby authorized at any time that payment owed to such Beneficiary is not made by the Guarantor to the Agent when due and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Beneficiary or such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Agreement, whether or not such Beneficiary shall have made any demand under this Agreement and although such obligations may be unmatured. Each Beneficiary agrees promptly to notify the Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Beneficiary and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Beneficiary and its Affiliates may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Guarantor and the Agent and when the Agent shall have been notified by each Beneficiary that such Beneficiary has executed it and thereafter shall be binding upon and inure to the benefit of the Guarantor, the Agent and each Beneficiary and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Beneficiaries.

          SECTION 8.07. Confidentiality. Neither the Agent nor any Beneficiary shall disclose any Confidential Information to any other Person without the consent of the Guarantor, other than (a) to the Agent's or such Beneficiary's Affiliates and their officers, directors, employees, agents and advisors and, to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Guarantor received by it from such Beneficiary, (d) in connection with any legal proceedings to which such Person is a party, and then only on a confidential basis and (e) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Guarantor at 33587 Walker Road, Avon Lake, Ohio 44012,
Attention: Secretary. The Guarantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Guarantor at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.11. Authorization of Agent and Collateral Trustee. Upon execution of this Agreement by the Required Beneficiary, the Beneficiaries hereby (a) authorize the Agent to instruct the Collateral Trustee to (i) release from the Lien of the Security Agreement the assets listed on Schedule 8.11 hereto, (ii) release the mortgages made by the Guarantor or its Subsidiaries in favor of the Collateral Trustee pursuant to the Amended and Restated Credit Agreement, (iii) execute and deliver an amendment and restatement of the Collateral Trust Agreement as contemplated by Section 3.01(h)(iii), (iv) execute and deliver an amendment and restatement of the Security Agreement as contemplated by Section 3.01(h)(i) and (v) execute and deliver an amendment to the Intercreditor Agreement as contemplated by Section 3.01(h)(iv), and (b) authorize the Agent to take such other action as shall be reasonably necessary to consummate the transactions contemplated by this Section 8.11.

          SECTION 8.12. Termination.

          Unless otherwise agreed in a writing executed by the Required Beneficiary and acknowledged by the Agent, the term of this Agreement shall be continuous until the date (the "Termination Date") on which occurs the later of
(i) the cash payment or performance in full of all of the Guaranteed Obligations and (ii) the termination of all of the Subject Agreements, subject to reinstatement pursuant to Section 2.02.

          SECTION 8.13. Waiver of Jury Trial. Each of the Guarantor, the Agent and the Beneficiaries hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Agent or any Beneficiary in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        POLYONE CORPORATION
                                        as Guarantor


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------


                                        CITICORP USA, INC.,
                                        as Agent


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------


                                        CITICORP USA, INC.,
                                        as Beneficiary


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------


                                        KEYBANK NATIONAL ASSOCIATION,
                                        as Beneficiary


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------


                                        NATIONAL CITY BANK,
                                        as Beneficiary


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                                                   Schedule 8.11

                              LIENS TO BE RELEASED

                                    [TO COME]

                                                                       Exhibit A

                       FORM OF SECOND AMENDED AND RESTATED
                               SECURITY AGREEMENT

                                   [ATTACHED]

                                                                       Exhibit B

                          FORM OF AMENDED AND RESTATED
                           COLLATERAL TRUST AGREEMENT

                                   [ATTACHED]

                                                                       Exhibit D

                          FORM OF AMENDED AND RESTATED
                             INTERCREDITOR AGREEMENT

                                   [ATTACHED]